UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2015

Dakota Plains Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53390	20-2543857
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

294 Grove Lane East Wayzata, Minnesota	55391
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 473-9950

N/A
(Former Name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Increase in Size of Board; Election of Directors

On February 12, 2015, the board of directors (the “Board”) of Dakota Plains Holdings, Inc. (the “Company”) approved an increase in the size of the Board from seven directors to nine directors. On the same date, the Board also elected Messrs. Steven A. Blank and Adam Kroloff as members of the Board, to fill the newly created directorships, effective immediately.

There are no arrangements or understandings between Mr. Blank and any other person pursuant to which he was selected as a director. Mr. Blank does not have any family relationship with any executive officer or director of the Company or any person nominated or chosen by the Company to become a director or executive officer. There is no arrangement or understanding pursuant to which Mr. Blank was appointed as a member of the Board. Furthermore, the Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K.

There are no arrangements or understandings between Mr. Kroloff and any other person pursuant to which he was selected as a director. Mr. Kroloff does not have any family relationship with any executive officer or director of the Company or any person nominated or chosen by the Company to become a director or executive officer. There is no arrangement or understanding pursuant to which Mr. Kroloff was appointed as a member of the Board. Furthermore, the Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K.

The Board appointed Mr. Blank to serve on the Audit and Strategy Committees of the Board. The Board appointed Mr. Kroloff to serve on the Compensation, Nominating and Strategy Committees of the Board.

Messrs. Blank and Kroloff will each participate in the Company’s non-employee director compensation programs as described in the proxy statement for the Company’s 2014 annual meeting of stockholders, as such programs are amended from time to time.

The Company issued on February 12, 2015 a press release announcing Messrs. Blank’s and Kroloff’s appointments to the Board, which press release is filed herewith as Exhibit 99.1.

Resignation of Directors

On February 12, 2015, Messrs. Paul Cownie and Terry Rust each notified the Company that they would resign from their respective positions as members of the Board, effective May 1, 2015. There are no disagreements between Mr. Cownie and the Company, or between Mr. Rust and the Company, relating to the Company’s operations, polices, practices or otherwise.

Item 7.01	Regulation FD Disclosure.

On February 12, 2015, the Company issued a press release (the “Press Release”) announcing that it is evaluating strategic alternatives, including, but not limited to, strategic combinations, divestiture, recapitalization and a sale of the company. The Board has formed a strategy committee to oversee the strategic review process.

The foregoing description of the Press Release is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the Press Release, which is filed as Exhibit 99.1 hereto and is incorporated herein by reference. The information contained in Exhibit 99.1 is being furnished, and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under Section 18. Furthermore, the information contained in Exhibit 99.1 shall not be deemed to be incorporated by reference into our filings under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

99.1	Press Release dated February 12, 2015.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAKOTA PLAINS HOLDINGS, INC.

Date: February 13, 2015	By:	/s/ Timothy R. Brady
Timothy R. Brady
Chief Financial Officer and Treasurer

EXHIBIT INDEX

99.1	Press Release dated February 12, 2015.